UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Invesco Ltd. (the “Company”) was held on May 12, 2016.  At the Annual General Meeting, the shareholders of the Company approved the 2016 Global Equity Incentive Plan (the “2016 Plan”). Employees, officers, directors and consultants selected by the Compensation Committee of the Company’s Board of Directors and management are eligible to participate in the 2016 Plan, including our principal executive officer, principal financial officer and our other named executive officers. A total of 21,700,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2016 Plan. A description of the material terms of the 2016 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-13908) as filed with the Securities and Exchange Commission on March 24, 2016 (the "Proxy Statement"), and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board's solicitations. At this meeting, the shareholders were requested to: (1) elect seven members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the Proxy Statement, (3) approve the Invesco Ltd. 2016 Global Equity Incentive Plan, and (4) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2016, all of which were described in the Proxy Statement. The following actions were taken by the Company's shareholders with respect to each of the foregoing items:

1.   Election of a Board of Directors. All the nominees for director were re-elected with at least 97.66% of the votes cast. With respect to each nominee, the total number of broker non-votes was 28,809,274. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
Joseph R. Canion	322,688,852	4,070,475	227,395
Martin L. Flanagan	325,193,916	1,573,447	219,359
C. Robert Henrikson	319,267,198	7,498,291	221,233
Ben F. Johnson III	320,386,668	6,373,090	226,964
Edward P. Lawrence	319,097,671	7,662,002	227,049
Sir Nigel Sheinwald	320,711,270	6,054,327	221,125
Phoebe A. Wood	319,619,510	7,150,010	217,202

2.   Advisory vote on executive compensation.  Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 79.68% of the votes cast. The total number of broker non-votes was 28,809,274. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
260,309,294	66,377,572	299,856

3.   Approval of Invesco Ltd. 2016 Global Equity Incentive Plan.  The proposal was approved by shareholders by 90.64% of the votes cast. The total number of broker non-votes was 28,809,274. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
296,250,349	30,586,570	149,803

4.   Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal was approved by the shareholders by 96.61% of the votes cast, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
343,440,844	12,055,220	299,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Managing Director and Assistant Secretary

Date: May 13, 2016